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(201) 994-5677

                                        November 13, 1995



Securities and Exchange Commission
Filing Desk
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Current Report on Form 8-K/A (Amendment No.1) of
          Automatic Data Processing, Inc. ("ADP")

Gentlemen:

     We hereby electronically file via EDGAR, pursuant to applicable rules promulgated under the Securities Exchange Act of 1934, as amended, ADP's Current Report on Form 8-K/A (Amendment
No.1) (the "Form 8-K/A"), including exhibits.

     One (1) manually signed copy of the Form 8-K/A, with exhibits, is being mailed on the date hereof to each of the New York Stock
Exchange, the Pacific Stock Exchange and the Chicago Stock
Exchange.

                                        Sincerely,

                                        /s/ Daniel A. Zaccardo

                                        Daniel A. Zaccardo, Esq.


cc (w/encl):   The New York Stock Exchange
               The Pacific Stock Exchange
               The Chicago Stock Exchange